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                                                                    EXHIBIT 99.2

                           ENCORE ACQUISITION COMPANY

                               LETTER TO CLIENTS
                         FOR TENDER OF ALL OUTSTANDING
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014
                           IN EXCHANGE FOR REGISTERED
                    6.25% SENIOR SUBORDINATED NOTES DUE 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2004, UNLESS SOONER TERMINATED OR EXTENDED. OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     We are enclosing with this letter a prospectus dated           , 2004 of
Encore Acquisition Company and the related letter of transmittal. These two documents together constitute Encore's offer to exchange its 6.25% Senior Subordinated Notes due 2014, fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Exchange Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 6.25% Senior Subordinated Notes due 2014 fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Outstanding Notes"). The exchange offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Encore and the guarantors that:

     - any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the Exchange Notes within the meaning of the Securities Act;

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Encore or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

     - if such person is a broker-dealer, it will receive Exchange Notes in exchange for Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

     - if such person is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from Encore or any guarantor; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

                                         Very truly yours,
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     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE
TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

                         INSTRUCTION TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt and review of the prospectus
dated           , 2004 of Encore Acquisition Company and the related letter of transmittal. These two documents together constitute Encore's offer to exchange its 6.25% Senior Subordinated Notes due 2014, fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Exchange Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 6.25% Senior Subordinated Notes due 2014 fully and unconditionally guaranteed by all of its restricted subsidiaries (the "Outstanding Notes").

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the Outstanding Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Outstanding Notes held by you for the
account of the undersigned is (fill in amount): $     .

     With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

     [ ] TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     [ ]  TO TENDER THE FOLLOWING AMOUNT OF OUTSTANDING NOTES HELD BY YOU FOR
          THE ACCOUNT OF THE UNDERSIGNED: $     .

     [ ] NOT TO TENDER ANY OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

     - any Exchange Notes received are being acquired in the ordinary course of business of the undersigned;

     - the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the Exchange Notes within the meaning of the Securities Act;

     - the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of Encore or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

     - if the undersigned is a broker-dealer, it will receive Exchange Notes in exchange for Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

     - if the undersigned is a broker-dealer, it did not purchase the Outstanding Notes to be exchanged for the Exchange Notes from Encore or any guarantor; and

     - the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

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                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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